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                                                            Exhibit 10(i)(J)(2)

                 AMENDED AND RESTATED PROMISSORY NOTE (SECURED)

                  $21,262,848.54         As of February 24, 2000

         FOR VALUE RECEIVED, the undersigned, ALEXANDER'S OF FORDHAM ROAD, INC., a Delaware Corporation, with an office at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663 ("Borrower"), promises to pay to the order of BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, a Delaware corporation with a principal place of business at 187 Danbury Road, Wilton, Connecticut 06897 ("Lender"), to the account set forth in Section 2.e below, or at such other place as Lender may from time to time direct, the principal sum of TWENTY-ONE MILLION TWO HUNDRED SIXTY TWO THOUSAND EIGHT HUNDRED FORTY EIGHT AND 54/100 DOLLARS ($21,262,848.54), on or before the Maturity Date (as hereinafter defined), together with interest thereon, all as hereinafter provided. Interest shall be computed and accrue on the principal amount hereof from time to time outstanding from the date hereof through and including the Maturity Date at a rate per annum equal to the Interest Rate (as hereinafter defined).

1. Definitions. In addition to terms defined elsewhere in this Note, the following terms shall have the following definitions:
2.
3.                "Accrued Interest" shall have the meaning given such term in
Section 2(b) of this Note.
4.
5.                "Advance" shall have the meaning given such term in the
Mortgage.
6.
7. "Base Rate" shall mean the LIBOR Rate plus the Spread. or, if the LIBOR Rate is not available to the Lender, the Substitute Rate.
8.
9. "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in Illinois, New York or Connecticut.
10.
11. "Commercial Paper Rate" shall mean, for each Loan Month, the highest discount rate reported as having been the rate in effect for "high-grade unsecured notes" having thirty (30) day maturities "sold through dealers by major corporations in multiples of $1,000" (whether or not such notes have actually been sold by such dealers at such rates) in the "Money Rates" column of The Wall Street Journal (the "Published Rate") published on the first day of the applicable Loan Month, or, if the Published Rate is not published on the first day of the applicable Loan Month, on the immediately preceding Publication Date. If The Wall Street Journal (i) publishes more than one Published Rate on any Publication Date, the higher of such rates shall apply, or (ii) publishes a retraction or correction of any Published Rate, the corrected rate reported in such retraction or correction shall apply. If the Published Rate is no longer published at least monthly, the Base Rate shall be deemed to be the Substitute Rate.
12.
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13.               "Conditional Payment Guaranty" means that certain Conditional
Payment Guaranty made by Guarantor to Greyrock Capital Group Inc. (Lender's former name) as amended by that certain Ratification of and Amendment to Conditional Payment Guaranty dated as of February 24, 2000.
14.
15. "Cumulative Net Cash Flow Amount" shall mean, as of the close of any Loan Month, the amount, which may be a positive or a negative number, by which (i) the sum of the Monthly Cash Flow Amount for such Loan Month and for all prior Loan Months occurring since the date hereof, exceeds (ii) all Net Cash Flow Payments made to Lender with respect to prior Loan Months since the date hereof. Notwithstanding the foregoing, for purposes of this definition, the calendar year for 2000 shall be deemed to commence on April 1, 2000 (such that Monthly Cash Flow Amounts for the first three months of 2000 shall be ignored). A hypothetical example of the calculation of Cumulative Net Cash Flow Amount is set forth on Exhibit A hereto.
16.
17. "Default Rate" shall mean a rate per annum equal to the lesser of (i) five percent (5%) per annum plus the Base Rate, and (ii) the Maximum Rate.
18.
19. "Dollars" and the symbol "$" shall mean lawful money of the United States of America.
20.
21. "Environmental Indemnity" means that certain Hazardous Materials Indemnity Agreement dated as of February 24, 1995 made by Borrower and Guarantor to Greyrock Capital Group Inc. (Lender's former name) as amended by that certain Ratification of and Amendment to Hazardous Materials Indemnity Agreement dated as of February 24, 2000.
22.
23. "Event of Default" shall have the meaning given such term in the Mortgage.
24.
25. "Gross Revenues" for any Loan Month shall mean all rents, revenues and other payments actually received by or for the benefit of Borrower during such Loan Month in cash, current funds or other consideration from any source whatsoever in connection with the Mortgaged Property and/or Borrower's ownership, operation or management thereof, including, without limitation, all payments made by tenants or other occupants of the Mortgaged Property during such Loan Month.
26.
27. "Incipient Default" shall mean any event or condition which with the giving of notice or passage of time, or both, would constitute an Event of Default.
28.
29. "Interest Rate" shall mean the lesser of (i) the Maximum Rate, and (ii) the Base Rate or the Default Rate, as applicable, from time to time in effect hereunder.
30.
31. "LIBOR Rate" shall mean, for each Loan Month, the 30-day London Interbank Offered Rate (LIBOR) published in The Wall Street Journal (the "Reported Rate") on the first day of the applicable Loan Month or, if the Reported Rate is not published on the first

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day of the applicable Loan Month, on the immediately preceding Publication Date.
If The Wall Street Journal (i) publishes more than one Reported Rate on any Publication Date, the higher or highest of such rates shall apply, or (ii) publishes a retraction or correction of any Reported Rate, the corrected rate reported in such retraction or correction shall apply. If the Reported Rate is no longer published at least monthly, the Base Rate shall be deemed to be the Substitute Rate.
32.
33. "Limited Guaranty" means that certain Guaranty and Indemnity Agreement made by Guarantor to Greyrock Capital Group Inc. (Lender's former name) as amended by that certain Ratification of and Amendment to Limited Guaranty dated as of February 24, 2000.
34.
35.
36. "Loan" shall mean the loan from Lender to Borrower evidenced by this Note.
37.
38. "Loan Documents" shall have the meaning given such term in the Mortgage.
39.
40. "Loan Month" shall mean February 2000 and each full or partial calendar month thereafter occurring during the term of this Note.
41.
42. "Maturity Date" shall mean the earlier to occur of: (i) the third anniversary of the Restructure Date; or (ii) the date on which the entire principal amount evidenced by this Note and all accrued and unpaid interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise in accordance with the terms of this Note or any of the Loan Documents.
43.
44. "Maximum Rate" shall mean the maximum interest rate allowed by applicable law in effect with respect to the Loan on the date for which a determination of interest accrued hereunder is made and after taking into account all fees, payments and other charges which are, under applicable law, characterized as interest.
45.
46. "Minimum Pay Rate" shall mean the LIBOR Rate or, if the LIBOR Rate is not available to Lender, the Commercial Paper Rate or, if neither the LIBOR Rate nor the Commercial Paper Rate is available to Lender, the Prime Rate less one and seventy-five hundredths of one percent (1.75%).
47.
48. "Monthly Cash Flow Amount" shall mean, for any Loan Month, the result obtained (which result may be a negative or a positive number) by subtracting the Operating Expenses for such Loan Month from the Gross Revenue for such Loan Month.
49.
50. "Mortgage" shall mean that certain Mortgage and Security Agreement dated as of February 24, 1995 made by Alexander's, Inc. to Lender (and assumed by Borrower pursuant to that certain Assignment, Assumption and Release Agreement dated as of February 24, 1995 among Borrower, Alexander's, Inc. and Lender), as amended and restated by that

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certain First Amendment of Mortgage and Security Agreement dated as of the date hereof between Borrower and Lender.
51.
52.               "Mortgaged Property" shall have the meaning set forth in
Article I of the Mortgage.
53.
54. "Net Cash Flow Payment" shall mean, with respect to any Loan Month, 100% of the positive Cumulative Net Cash Flow Amount as of the close of such Loan Month. Net Cash Flow Payments for each Loan Month shall be calculated by Lender based upon Lender's review of Borrower's monthly financial statements provided to Lender pursuant to Section 2.16 of the Mortgage, together with such other information as Lender may reasonably request
55.
                  "Operating Expenses" shall mean the reasonably necessary and customary costs and expenses incurred and actually paid by Borrower in connection with its ownership, operation and management of the Mortgaged Property, specifically including in Operating Expenses (i) all customary maintenance and upkeep expenses, leasing expenses, real estate taxes and legal fees, (ii) payments actually made by Borrower to fund reasonable reserves for operating expenses payable on other than a monthly basis (e.g., a reasonable reserve for real estate taxes where Lender is not requiring an escrow), and (ii) all principal, interest and all other payments made under the Loan Documents and actually received by Lender (excluding payments made pursuant to Section 4 of this Note); specifically excluding from Operating Expenses, however (x) all income and franchise taxes payable by Borrower, (y) all capital expenditures incurred by Borrower (other than capital expenditures that are required to be incurred pursuant to leases that have been approved in writing by Lender or that have been specifically approved in writing or deemed approved by Lender, and Lender agrees to approve any capital expenditures required in order for Borrower not to be in default under the Loan Documents), and (z) depreciation and all other non-cash expenses of the Mortgaged Property.

                  "Publication Date" shall mean any date on which the Commercial Paper Rate and/or the LIBOR Rate, as applicable, is published in The Wall Street Journal.

                  "Prepayment Notice" shall have the meaning given such term in
Section 6 of this Note.

                  "Prime Rate" shall mean the rate per annum announced by Citibank, N.A. as its prime or base rate from time to time and in effect on the first day of each Loan Month or, if such rate is not available, such other rate announced by a New York City based money center bank selected by Lender as its prime or base rate.

                  "Property Income" shall have the meaning set forth in Article I of the Mortgage.

                  "Restructure Date" is defined in Section 8(d) below.

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                  "Spread" shall mean (i) from the Restructure Date to and
including the day immediately preceding the second anniversary of the Restructure Date: one and fifty one hundredths percent (1.50%) per annum; and
(ii) from and after the second anniversary of the Restructure Date: one and seventy-five one hundredths percent (1.75%) per annum.

                  "Substitute Rate" shall mean the Commercial Paper Rate plus the Spread; provided, however, if the Commercial Paper Rate is not available to Lender, the Substitute Rate shall be deemed to be (i) from the Restructure Date to and including the day immediately preceding the second anniversary of the Restructure Date: the Prime Rate less twenty-five one hundredths percent (0.25%) per annum; and (ii) from and after the second anniversary of the Restructure
Date: the Prime Rate.

                  "Trigger Agreement" means that certain Trigger Agreement dated as of February 24, 2000 between Guarantor and Lender.

1.  Interest; Payment of Interest and Principal.
2.
(a) Interest shall accrue on the outstanding principal amount of this Note at the Interest Rate.
(b)
(c) Commencing on the fifth day of the second Loan Month and on the fifth day of each Loan Month thereafter, Borrower shall pay to Lender interest at the Minimum Pay Rate, on the principal amount hereof then outstanding, through the last day of the immediately preceding Loan Month. All interest accruing in respect of the principal amount of this Note pursuant to Section 2(a) above (i.e., at the Interest Rate) in excess of the Minimum Pay Rate ("Accrued Interest") shall, to the extent not paid, be deferred and shall be due and payable on the Maturity Date. Borrower acknowledges that the payment of monthly installments of interest at the Minimum Pay Rate will not be sufficient to pay all interest accruing on this Note on a current basis and that, as a result, each month a portion of the interest accruing on the principal balance of this Note will not be paid, and the amount required to be paid by Borrower on the Maturity Date in order to pay the Loan in full will be substantially greater than the principal amount of this Note.
(d)
(e) In addition to the payments required under Subsection 2(b) above, on the fifth day of each Loan Month, Borrower shall pay the Net Cash Flow Payments to Lender in accordance with Section 4 below.
(f)
(g) The entire outstanding principal amount of the Loan, and all accrued and unpaid interest thereon (including all Accrued Interest and interest accrued thereon), shall be due and payable on the Maturity Date.
(h)
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(i)      All payments hereunder shall be made by wire transfer of immediately available federal funds without set-off or counterclaim and shall be made to the following account of Lender prior to 1:30 p.m., Eastern Standard Time, on the date due:
(j)
(k)      BANC ONE
(l)      CHICAGO, ILLINOIS
(m)      ABA #071000013
(n)      ACCOUNT NUMBER:  #52-56933
(o)      ACCOUNT NAME: BANC OF AMERICA COMMERCIAL FINANCE CORPORATION
(p)      REFERENCE:  ALEXANDER'S
(q)
(r)Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the calculation of interest on such principal. Any payments received after 1:30 p.m., Eastern Standard Time shall be deemed received on the next Business Day and shall include interest to such next Business Day.
(s)
(t) All interest required to be paid by Borrower hereunder shall be calculated on the basis of a year consisting of 360 days and shall be paid in arrears for the actual number of days elapsed, calculated as to each Advance from and including the date the applicable period commences to, and including, the date such period ends.
(u)
(v) If any regular monthly installment of interest shall not be paid at the place required under this Note on or before the fifth (5th) day following the due date thereof, Borrower shall pay to Lender a late charge (the "Late Charge") of five cents ($0.05) for each Dollar so overdue in order to compensate Lender for its frustration in the meeting of its financial and loan commitments and to defray part of Lender's expenses incident to handling such delinquent payments. This charge shall be in addition to any other remedy Lender may have and is in addition to Lender's right to collect reasonable fees and charges of any agents or attorneys which Lender employs in connection with any Event of Default. To the extent that any Late Charge shall constitute interest under applicable law, the amount thereof, together with all other interest hereunder and under the Loan Documents, shall be expressly limited to the Maximum Rate. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or for any deposits required to be made hereunder or under any of the Loan Documents or the requirement that Borrower make all payments of installments and deposits as and when the same are due and payable. Borrower shall pay to Lender interest at the Default Rate on (i) any regular monthly installment of interest and/or any payment required to be made under Subsection 2(c) of this Note which is not paid on or before the fifth (5th) day following the due date thereof, and (ii) any other amounts owed or payable to Lender hereunder or under any Loan Document which are not paid on or before the tenth
(10th) day following the due date thereof; such interest at the Default Rate shall be calculated from the date the payment in question became due to the date such payment was made.
(w)
(x) If at any time the Base Rate exceeds the Maximum Rate and the Interest Rate is reduced to the Maximum Rate, any subsequent reductions in the Base Rate to a level which is

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less than the Maximum Rate shall not reduce the Interest Rate below the Maximum
Rate unless and until the total amount of the interest accrued and actually paid on this Note equals the amount of interest which would have been paid or accrued if the Interest Rate had at all times been equal to the Base Rate.
(y)
(z) All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or detention of the money loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan, to the extent any of the foregoing payments are characterized or deemed to be of the nature of "interest" under applicable law, exceed the Maximum Rate. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause such amount paid to exceed the Maximum Rate, then ipso facto, the amount paid to Lender shall be reduced to the Maximum Rate, and if from any such circumstances Lender shall ever receive interest which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate throughout the term thereof; (ii) be characterized as a fee, expense, charge or damage other than interest; and (iii) be computed without regard to the effects of any voluntary prepayments. The terms and provisions of this Subsection 2(i) shall control and supersede every other provision of all agreements between Lender and Borrower.
(aa)
(bb) Except as otherwise expressly provided in this Note or in the Mortgage, each payment received by Lender shall be applied by Lender to amounts outstanding under the Loan Documents in such order and priority as Lender may elect in its sole and absolute discretion; provided, however, that if at the time of any payment there is due and payable any portion of the principal balance of this Note and sums not constituting repayment of principal, then such payment shall first be allocated to sums not constituting repayment of principal (in such order of priority as among the various obligations constituting such sums as Lender may elect in its sole and absolute discretion) before Lender applies such payments to reduction of the outstanding principal balance of this Note.
(cc)
3. Loan Proceeds. The proceeds of the Loan have been advanced in full to Borrower prior to the date hereof.
4.
5.  Net Cash Flow Payments.
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(a)      On the fifth day of each Loan Month (each such date, an "NCF Payment
Date"), Borrower shall pay to Lender the Net Cash Flow Payment with respect to the immediately preceding Loan Month. On each NCF Payment Date Borrower shall make its required Net Cash Flow Payment simultaneously with the payment of interest due on such NCF Payment Date pursuant to Subsection 2(b) of this Note. So long as no Event of Default exists, Lender shall apply all Net Cash Flow Payments received by Lender first to pay any unpaid Accrued Interest and then to reduce the outstanding principal balance of the Loan. Upon the occurrence and during the continuation of an Event of Default, Lender may apply the Net Cash Flow Payments in accordance with Subsection 2(j) of this Note. In no event shall Lender be obligated to return any Net Cash Flow Payment to Borrower (even if, following the making of any Net Cash Flow Payment, the Cumulative Net Cash Flow Amount becomes negative).
(b)
(c) For purposes of calculating and making the Net Cash Flow Payment due on the fifth day of a Loan Month, Borrower shall base such calculation upon Borrower's unaudited, internally generated financial statements, which Borrower hereby covenants will be substantially true, correct and accurate at the time delivered to Lender. Following Lender's receipt of Borrower's audited financial statements (as required under Section 2.16 of the Mortgage), Lender shall recalculate the Net Cash Flow Payments based upon said audited financial statements. Any shortage in the aggregate Net Cash Flow Payments shall be paid to Lender by Borrower within five (5) days after written demand therefor from Lender to Borrower. Any overage in the aggregate Net Cash Flow Payments shall be credited by Lender to the Net Cash Flow Payment next coming due.
(d)
2.  [Intentionally Left Blank].
3.
4. Prepayment. The Loan may be prepaid, in whole or in part, at any time during the term hereof, without penalty or premium, provided that Borrower has given Lender ten (10) days' prior written notice of the proposed prepayment (the "Prepayment Notice").
5.
6. Default. In the event Borrower fails to pay when due any installment of interest under this Note or any payment required to be made under Subsection 2(c) of this Note and such failure continues for five (5) days following the giving of notice by Lender to Borrower of such failure, or upon the occurrence and during the continuation of any other Event of Default (as defined in the Mortgage or any other Loan Document), the principal amount of the Loan, together with all accrued interest thereon (including all Accrued Interest and all interest accrued thereon) and all amounts due and payable hereunder shall immediately become due and payable upon written demand therefor. If this Note, or any part hereof, is not paid when due, whether by acceleration or otherwise, Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and disbursements, incurred by the holder hereof on account of such collection, whether or not suit is filed hereon. Additionally, after the Maturity Date, the Interest Rate shall without notice immediately become the Default Rate.
7.
8.  Indebtedness; Security.
9.
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(a)      This Note evidences the principal indebtedness heretofore evidenced by that certain Promissory Note (Secured) dated February 24, 1995 in the principal sum of $25,000,000 (the "Original Note") made by Alexander's, Inc. to Lender and assumed by Borrower pursuant to that certain Assignment, Assumption and Release Agreement dated as of February 24, 1995 among Borrower, Alexander's, Inc. and Lender. As of immediately prior to the execution and delivery of this Note, the outstanding principal balance of the Original Note was $21,262,848.54.
(b)
(c) The terms of this Note amend, restate and supersede the terms of the Original Note in their entirety. This Note has been executed and delivered to, and accepted by, Lender in substitution for the Original Note but not in payment, satisfaction or cancellation of the outstanding indebtedness evidenced by the Original Note. This Note does not secure any new or additional principal indebtedness other than the principal indebtedness evidenced by the Original Note.
(d)
(e) This Note is secured by, among other things, the Mortgage, all of the terms of which are incorporated herein by this reference.
(f)
(g) (d) Notwithstanding that this Note is dated as of February 24, 2000, Borrower and Lender agree that this Note shall not be effective until April 17, 2000 (the "Restructure Date"), which is the date of the actual execution and delivery of this Note, and that for the period from February 24, 2000 to and including the day before the Restructure Date, Borrower's obligations in respect of principal and interest shall be governed by the Original Note (subject, however, to paragraph 5 of that certain forbearance letter agreement among Borrower, Lender and Guarantor dated as of February 24, 2000 as amended by letter agreement dated as of March 23, 2000). Accordingly, the interest payment due on May 5, 2000 shall be calculated based on the Original Note with respect to the period from April 1, 2000 to and including the day before the Restructure Date, and shall be calculated based on this Note for the period from the Restructure Date to and including April 30, 2000.
(h)
10. Notices. All notices, demands and requests required or desired to be given hereunder shall be in writing and shall be delivered (i) in person, (ii) by United States registered or certified mail, return receipt requested, postage prepaid, (iii) by overnight courier or (iv) by telecopier, followed by a hard copy delivered pursuant to clause (i), (ii) or (iii) above, addressed in each case as follows:
11.
12.      To Borrower:
13.
         Alexander's, Inc.
         Park 80 West
         Plaza II
         Saddle Brook, New Jersey  07663
                  Attn: Chief Financial Officer
                  Telephone: 201/587-1000
                  Telecopier: 201/587-0600
         with a copy to:

         Whitman Breed Abbott & Morgan LLP
         200 Park Avenue
         New York, New York  10166
                  Attn: Neil Underberg
                  Telephone: 212/351-3488
                  Telecopier: 212/351-3131

         and to:

         Vornado Realty Trust
         Park 80 West
         Plaza II
         Saddle Brook, New Jersey  07663
                  Attn: Vice President for Real Estate
                  Telephone: 201/587-1000
                  Telecopier: 201/587-0600

         and to:

Vornado Realty Trust
         Park 80 West
         Plaza II
         Saddle Brook, New Jersey  07663
                  Attn: Chief Financial Officer
                  Telephone: 201/587-1000
                  Telecopier: 201/587-0600

         and to:

         Vornado Realty Trust
         Park 80 West
         Plaza II
         Saddle Brook, New Jersey  07663
                  Attn: Steven Roth
                  Telephone: 201/587-1000
                  Telecopier: 201/587-0600

NOTWITHSTANDING THE FOREGOING, AS OF JULY 1, 2000, THE SADDLE BROOK ADDRESS LISTED FOR ALEXANDER'S, INC. AND VORNADO REALTY TRUST SHALL BE CHANGED TO THE FOLLOWING ADDRESS:

         210 ROUTE 4 EAST
         PARAMUS, NEW JERSEY 07652

         To Lender:

              Banc of America Commercial Finance Corporation
              187 Danbury Road
              Wilton, Connecticut  06897
                  Attn: Vice President, Commercial Real Estate
                  Telephone: (203) 423-4000
                  Telecopier: (203) 423-4003

         with a copy to:

              Banc of America Commercial Finance Corporation
              187 Danbury Road
              Wilton, Connecticut  06897
                  Attn: Vice President, Commercial Real Estate
                  Telephone: (203) 423-4000
                  Telecopier: (203) 423-4003

or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

1. Governing Law. In all respects, including, without limitation, matters of construction and performance of this Note and the obligations arising hereunder, this Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts and obligations made and to be performed in such state and any applicable laws of the United States of America. 2.
3. Waiver. Borrower hereby (a) waives demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and all other notice (except notice specifically provided for herein or in the other Loan Documents), filing of suit and diligence in collecting this Note or enforcing any of the security for this Note, (b) agrees to any substitution, exchange or release of any party primarily or secondarily liable hereon and/or of any collateral for the debt evidenced or secured by any of the Loan Documents, (c) agrees that Lender or any other holder hereof shall not be required first to institute suit or exhaust its remedies hereon or to enforce its rights under any Loan Document in order to enforce payment of this Note, (d) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Borrower, and (e) agrees that the failure to exercise any option or election herein provided upon the occurrence of any default in respect hereto shall not be construed as a waiver of the right to exercise such option or election at any later date or upon the occurrence of a subsequent default in respect hereto.
4.
5. Business Purpose. Borrower represents and warrants that the proceeds of this Note will be used for business purposes and not for personal, family or household purposes.
6.
7. Severability. If any provision of this Note or any payments pursuant to this Note shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by applicable law.
8.
9.  Miscellaneous.
10.
(a) BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER, AND BORROWER ACKNOWLEDGES THAT LENDER HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(b)
(c) Borrower hereby submits to personal jurisdiction in the State of New York for the enforcement of the provisions of this Note and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Note. Borrower hereby consents to the jurisdiction of the Supreme Court of the State of New York, the United States District Court for the Southern District of New York, in any action, suit, or proceeding which Borrower or Lender may at any time wish to file in connection with this Note or any related matter. Borrower hereby agrees that any action, suit or proceeding to enforce this Note may be brought in any state or federal court in the State of New York, and hereby irrevocably waives any objection which Borrower may have to the laying of the venue of any such action, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Borrower hereby consents that service of process in any action, suit or proceeding may be made by personal service upon Borrower, or by delivery in accordance with the notice requirements of Section 9 of this Note; provided, however, that the provisions of this Section 14 shall not affect the right of Lender to serve legal process in any other manner permitted by law.
(d)
(e) This Note shall be binding upon Borrower and its representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns.
(f)
(g) This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of such change is sought.
(h)
(i) The headings used in this Note are for ease of reference only and shall not be used to construe or interpret this Note.
(j)
(k) Borrower agrees that the terms and conditions of this Note are the result of negotiations between Borrower and Lender and that this Note shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Note.
(l)
(m)
11. Limitation on Liability.
12.
(a) Borrower (subject to the limitations and exceptions contained in subsections (b), (c) and (d) below) shall have no personal liability under this Note, and no deficiency judgment shall be sought or enforced against Borrower. Lender's recourse shall, subject to the limitations and exceptions contained in subsections (b), (c) and (d) below, be limited to the collateral and security provided under the Loan Documents.

(a) A judgment may be sought, obtained, entered and enforced against Borrower to the extent necessary to preserve or enforce the rights and remedies of Lender in, to or against the collateral and other security provided under the Loan Documents, and nothing contained in this Section 15 shall be construed to limit, prejudice or impair the rights of Lender to enforce its rights and remedies against any real or personal property mortgaged, pledged, encumbered, assigned or granted to secure payment or performance under this Note and the Loan Documents. In addition to all of the other rights and remedies provided herein, in the other Loan Documents, or by law, Lender shall, to the fullest extent permitted by law, be entitled to injunctive relief and specific performance.
(b)
(c) Anything herein contained to the contrary notwithstanding, Borrower shall be liable to Lender, without limitation, for Lender's harm, loss (including, without limitation, any lost interest on and principal of the Loan), damage, costs and expenses (including Lender's reasonable attorneys' fees and collection costs) arising out of any of the following circumstances:
(d)

                  (i) the distribution by Borrower (by payments of dividends or otherwise) of any Property Income to any of its shareholders or otherwise in violation of Section 2.28 of the Mortgage;

                  (ii) the collection of rents or other income from the Mortgaged Property or other collateral or security provided under the Loan Documents more than thirty (30) days in advance or otherwise in violation of the terms and provisions of the Loan Documents; or the failure to account for security deposits of tenants or other occupants at the Mortgaged Property, if any, not turned over to Lender immediately after Lender's written demand following the occurrence and during the continuation of an Event of Default;

                  (iii)   fraud in connection with the Loan or any Loan
    Document;

              (iv) any material breach of any representation or warranty made by any person or entity under any Loan Document or otherwise in connection with the Loan, excluding, however any representation, warranty or covenant contained in the Letter Agreement dated February 24, 1995 among Lender, Borrower and Alexander's, Inc. (which Letter Agreement contains eight numbered paragraphs);

                  (v) any material misrepresentation or inaccuracy contained in any financial statement or other document provided to Lender pursuant to
    Section 2.16 of the Mortgage;

                  (vi) waste with respect to the Mortgaged Property or other collateral or security provided under the Loan Documents (including nonpayment of insurance premiums and taxes to the extent there is sufficient Property Income to make such payments but Borrower fails to pay such premiums or taxes, but otherwise excluding nonpayment of taxes and insurance premiums and other non-physical waste);

                  (vii) the misappropriation or misapplication of insurance proceeds or condemnation awards relating to the Mortgaged Property or other collateral or security provided under the Loan Documents;

                  (viii) any breach of any of the terms and provisions of the Environmental Indemnity;

                  (ix) the occurrence of a transfer of the Mortgaged Property or any portion thereof or interest therein in violation of the Loan Documents; and

                  (x) the occurrence of a transfer of any direct or indirect interest in Borrower or any Special Entity (as defined in the Mortgage) in violation of the Loan Documents.

(a) Nothing contained in this Section 15 shall be construed to release Borrower or any other person or entity from their respective obligations under the Limited Guaranty, the Conditional Payment Guaranty, the Environmental Indemnity or the Trigger Agreement or under any other guaranty delivered by Borrower or such other person or entity to Lender. Lender hereby releases Borrower from all liability under the Letter Agreement.
(b)
(c) IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative as of the date and year first above written.
(d)
(e)
(f)
(g)                                       ALEXANDER'S OF FORDHAM ROAD, INC.,
                                       a Delaware Corporation
(h)
(i)
(j)                                       By: /s/ Irwin Goldberg
                                              -------------------------------
(k)                                           Name: Irwin Goldberg
(l)                                           Title: Secretary
(m)
(n)                                       Borrower's Taxpayer Identification
(o)                                       Number:
(p)
(q)                                       BANC OF AMERICA COMMERCIAL
                                       FINANCE CORPORATION
(r)
(s)
(t)                                       By: /s/ Leslie S. Brown
                                              -------------------------------
(u)                                           Name: Leslie S. Brown
(v)                                           Title: Vice President
(w)
(x)
(y)

                                    EXHIBIT A

                              HYPOTHETICAL EXAMPLE

CALENDAR YEAR 2001

                         JAN.    FEB.   MARCH   APRIL    MAY   JUNE   JULY  AUGUST   SEPT.    OCT.    NOV.    DEC.    JAN.
                                                                                                                      2002
---------------------------------------------------------------------------------------------------------------------------
Gross Revenue              0       0      50     250     250    250    250    250     250     250     250     250     300
---------------------------------------------------------------------------------------------------------------------------
Operating Expenses        50      50      50     200     200    200    200    300     300     250     250     250     250
---------------------------------------------------------------------------------------------------------------------------
Monthly Net Cash Flow
Amount                   (50)    (50)      0      50      50     50     50    (50)    (50)      0       0       0      50
---------------------------------------------------------------------------------------------------------------------------
Cumulative Net Cash
Flow Amount              (50)   (100)   (100)    (50)      0     50    100    (50)   (100)   (100)   (100)   (100)    (50)
---------------------------------------------------------------------------------------------------------------------------
Net Cash Flow Payment      0       0       0       0       0     50     50      0       0       0       0       0       0
---------------------------------------------------------------------------------------------------------------------------